Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Avenue Mutual Funds Trust of our report dated May 17, 2012, relating to the Statement of Assets and Liabilities of Avenue Credit Strategies Fund, a series of the Avenue Mutual Funds Trust, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

May 17, 2012